UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

NOVEMBER 18, 2013

Date of Report (Date of earliest event reported)

PATHEON INC.

(Exact name of registrant as specified in its charter)

Canada (State or Other Jurisdiction of Incorporation)	000-54283 (Commission File No.)	Not Applicable (IRS Employer Identification No.)

Patheon Pharmaceuticals Services Inc.

4721 Emperor Boulevard, Suite 200

Durham, NC

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (919) 226-3200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Arrangement Agreement

On November 18, 2013, Patheon Inc., a Canadian corporation (the “Company”), entered into an Arrangement Agreement (the “Arrangement Agreement”) with JLL/Delta Patheon Holdings, L.P., a limited partnership (“Newco”) under which Patheon would be taken private pursuant to a court-approved plan of arrangement (the “Arrangement”) under the Canada Business Corporations Act. Newco is sponsored by an entity controlled by JLL Partners, Inc. (“JLL”) and Koninklijke DSM N.V. (“DSM”). Affiliates of JLL currently own 55.7% of the restricted voting shares of Patheon (the “Restricted Voting Shares”) and all of the outstanding class I preferred shares, series D of Patheon (the “Preferred Shares”).

The Arrangement Agreement contemplates that Newco will acquire, directly or indirectly, all of the Restricted Voting Shares, including those held by affiliates of JLL, for cash consideration of US$9.32 per share (the “Cash Consideration”). In addition, all of the Preferred Shares will be purchased for nominal consideration and cancelled. The Cash Consideration will be paid in US dollars at closing, and is equivalent to approximately C$9.72 per share (based on the daily noon exchange rate of the Bank of Canada on November 18, 2013), which represents a 64% premium to the closing price of the Restricted Voting Shares on November 18, 2013 and a premium of 73% to the volume weighted average trading price of the Restricted Voting Shares on the TSX over the past 20 trading days. The transaction provides total consideration to shareholders other than JLL affiliates of approximately US$582 million and implies an equity value for Patheon of approximately US$1.4 billion.

As part of the transaction, the limited partners of the JLL-affiliated investment fund that indirectly owns 55.7% of the Restricted Voting Shares will also receive the same Cash Consideration per Restricted Voting Share as is provided to the minority shareholders of Patheon. The transaction will result in Cash Consideration to all JLL affiliates of approximately US$732 million. As part of the transaction, the general and limited partners of such investment fund will make indirect investments in Newco of approximately US$60 million and US$50 million, in aggregate, respectively.

In connection with the Arrangement, James C. Mullen, the Company’s Chief Executive Officer, has entered into an Option Waiver and Termination Agreement with the Company pursuant to which 4,000,000 of his issued and outstanding options to purchase Restricted Voting Shares will be voluntarily cancelled immediately prior to the closing of the Arrangement, but subject to the closing of the Arrangement.

The implementation of the Arrangement will be subject to shareholder approval at a special meeting of holders of Restricted Voting Shares (the “Special Meeting”), which is expected to be held as early as possible in calendar 2014. The transaction will constitute a “business combination” for the purposes of Multilateral Instruments 61-101 – Protection of Minority Security Holders in Special Transactions, and the implementation of the Arrangement will be subject to approval by a majority of the votes cast at the Special Meeting by holders of Restricted Voting Shares other than affiliates of JLL and certain members of Patheon’s management (the “Minority Shares”), in addition to approval by 66 2⁄3% of all votes cast at the Special Meeting by holders of Restricted Voting Shares. The transaction is also subject to approval by the Ontario Superior Court of Justice, in addition to regulatory approvals and certain closing conditions customary in transactions of this nature.

The transaction will be financed through a combination of committed debt and equity financing, subject to the terms of those commitments. The debt financing of US$1.65 billion has been committed by J.P. Morgan, UBS, Jefferies, Morgan Stanley and KeyBank. The equity financing includes an aggregate contribution of US$489 million from entities affiliated with JLL, certain co-investors and management, as well as DSM’s contribution of its existing pharmaceutical products business. Patheon has also received from affiliates of JLL and DSM a limited guarantee of certain obligations of Newco under the transaction.

The Arrangement Agreement provides for, among other things, a non-solicitation covenant on the part of Patheon (subject to customary fiduciary out provisions). The Arrangement Agreement also provides Newco with a right to match potential third party proposals received by Patheon. Patheon is permitted to terminate the Arrangement Agreement in certain circumstances, including to allow Patheon to accept a superior proposal subject to fulfilling certain conditions. Those conditions include the payment to Newco of a termination fee of US$23.64 million under certain circumstances. In addition, Patheon is entitled to a termination fee from Newco in certain circumstances. Such termination fee is either US$49.26 million or US$24.63 million, depending on the circumstances of termination.

The foregoing description of the Arrangement Agreement does not purport to be complete and is qualified in its entirety by reference to the Arrangement Agreement, which is filed as Exhibit 2.1 hereto and is incorporated into this report by reference.

The Arrangement Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Arrangement Agreement were made only for purposes of such agreement and as of the specific dates therein, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Arrangement Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing those matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the Arrangement Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Newco or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting and Support Agreements

JLL Patheon Holdings, LLC and all of the directors and executive officers of the Company who hold Restricted Voting Shares have entered into voting and support agreements with the Company and Newco pursuant to which, among other things, they have agreed to vote, or cause to be voted, Restricted Voting Shares beneficially owned or controlled by such persons in favor of the Arrangement (the “Voting Agreements”). As a result, holders of approximately 66.08% of the Restricted Voting Shares and 20.45% of the Minority Shares have agreed to vote their Restricted Voting Shares in favor of the proposed transaction.

The Voting Agreements terminate upon the earliest of: (i) mutual agreement; (ii) the date of termination of the Arrangement Agreement in accordance with its terms or (iii) the effective time of the Arrangement.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, the version entered into by JLL Patheon Holdings, LLC which is filed as Exhibit 10.1 hereto and is incorporated by reference herein and the form of which for all other parties entering into a Voting Agreement is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Equity Commitment Letter

Newco has received equity financing commitments for the transactions contemplated by the Arrangement, the aggregate proceeds of which will be used by Newco to fund a portion of its obligations under the Arrangement Agreement. JLL Partners VI, L.P., JLL Partners Fund V, L.P. and JLL Associates V (Patheon), L.P. have committed to capitalize JLL Patheon Co-Investment Fund, L.P. (“JLL Holdco”) with an aggregate equity contribution in an amount of US$310 million, and JLL Holdco has committed to capitalize Newco with an equity contribution in an amount of US$462 million, in each case on or prior to the time specified in the Arrangement Agreement and on the terms and subject to the conditions set forth in the Equity Commitment Letter, dated as of November 18, 2013 (the “Equity Commitment Letter”). The Company is also an express third party beneficiary of the Equity Commitment Letter, subject to the limitations provided for in the Equity Commitment Letter.

The foregoing description of the Equity Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Equity Commitment Letter, which is attached as Exhibit 10.3 hereto and is incorporated by reference herein.

Guarantee Letters

JLL Partners Fund VI, L.P. has also agreed to guarantee up to its pro rata percentage (51%) of the reverse termination fee and certain other payments that may become payable by Newco under the Arrangement Agreement, on the terms and subject to the conditions and limitations set forth in the Guarantee Letter in favor of the Company, dated November 18, 2013 (the “JLL Guarantee Letter”).

DSM has also agreed to guarantee up to its pro rata percentage (49%) of the reverse termination fee and certain other payments that may become payable by Newco under the Arrangement Agreement, on the terms and subject to the conditions set forth in the Guarantee Letter in favor of the Company, dated November 18, 2013 (the “DSM Guarantee Letter” and with the JLL Guarantee Letter, the “Guarantee Letters”).

The foregoing descriptions of the Guarantee Letters do not purport to be complete and are qualified in their entirety by reference to the Guarantee Letters, which are attached as Exhibits 10.4 and 10.5 hereto and are incorporated by reference herein.

Item 2.02. Results of Operations and Financial Condition.

On November 19, 2013, the Company issued a press release confirming its previous revenue guidance issued on September 5, 2013 that revenue is expected to be in excess of US$1 billion for fiscal 2013. The full text of the press release was posted on the Company’s internet website and is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 8.01. Other Events.

On November 19, 2013, the Company issued a press release announcing the entering into of the Arrangement Agreement. This press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1	Arrangement Agreement, dated November 18, 2013, by and between Patheon Inc. and JLL/Delta Patheon Holdings, L.P.

10.1	Voting and Support Agreement, dated November 18, 2013, by and among Patheon Inc., JLL/Delta Patheon Holdings, L.P. and JLL Patheon Holdings, LLC

10.2	Form of Voting and Support Agreement by and among Patheon Inc., JLL/Delta Patheon Holdings, L.P. and the shareholders party thereto.

10.3	Equity Commitment Letter, dated November 18, 2013, by and among JLL Partners Fund VI, L.P., JLL Partners Fund V, L.P., JLL Associates V (Patheon), L.P., JLL Patheon Co-Investment Fund, L.P., JLL/Delta Patheon Holdings, L.P. and Patheon Inc.

10.4	Guarantee Letter, dated November 18, 2013, by and between Patheon Inc. and JLL Partners Fund VI, L.P.

10.5	Guarantee Letter, dated November 18, 2013, by and between Patheon Inc. and Koninklijke DSM N.V.

99.1	Press Release, dated November 19, 2013.

Additional Information about the Arrangement and Where to Find It

Patheon plans to file with the SEC and furnish to its shareholders a proxy statement and management information circular in connection with the proposed transaction with Newco. The proxy statement and management information circular will also be filed on SEDAR. Investors and security holders of Patheon are urged to read the proxy statement and management information circular and the other relevant materials when they become available because such materials will contain important information about Patheon, Newco and the proposed transaction.

Patheon and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the securityholders of Patheon in connection with the proposed transaction. Information about Patheon and its directors and executive officers, including their ownership of Patheon securities, is set forth in the proxy statement for Patheon’s 2013 Annual and Special Meeting of Shareholders, which was filed with the SEC on February 26, 2013, and on SEDAR in Canada on February 27, 2013, as supplemented by other Patheon filings with the SEC and Canadian securities regulators. Investors and securityholders may obtain additional information regarding the direct and indirect interests of Patheon and its directors and executive officers in the proposed transaction by reading the proxy statement and management information circular and other public filings referred to above when it becomes available.

Forward Looking Statements

Certain items in this report may constitute “forward-looking information” or “forward-looking statements” within the meaning of applicable Canadian securities laws, including statements regarding the proposed transaction, the combined company’s plans, objectives, expectations and intentions, leadership in the contract development and manufacturing services industry, the expected annual revenues of the combined company, expected timing and benefits of the transaction, the preparation, delivery and availability of a proxy statement and management information circular and other relevant materials in connection with the proposed transaction, and the holding of a special meeting of certain shareholders of Patheon in the first half of calendar 2014, which forward-looking statements may use forward-looking terminology such as “may”, “will”, “expect”, “anticipate”, “believe”, “continue”, “potential”, or the negative thereof or other variations thereof or comparable terminology. Such forward-looking statements may include, without limitation, statements regarding the completion of the proposed transaction and other statements that are not historical facts.

These forward-looking statements reflect beliefs and assumptions which are based on Patheon’s and Newco’s perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. In making these statements, Patheon and Newco have made assumptions with respect to: the proposed financing of the transaction; the ability of Patheon and Newco to achieve expected synergies and the timing of same; the ability of Patheon and Newco to predict and adapt to changing customer requirements, preferences and spending patterns; the ability of Patheon and Newco to protect their intellectual property; future capital expenditures, including the amount and nature thereof; trends and developments in the contract development and manufacturing services industry and other sectors of the economy which are related to these sectors; business strategy and outlook; expansion and growth of business and operations; credit risks; anticipated acquisitions; future results being similar to historical results; expectations related to future general economic and market conditions; and other matters. Patheon’s and Newco’s beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. Patheon’s beliefs and assumptions may prove to be inaccurate and consequently Patheon’s actual results could differ materially from the expectations set out herein.

While such forward-looking statements are expressed by Patheon, as stated in this release, in good faith and believed by Patheon to have a reasonable basis, they are subject to important risks and uncertainties including, without limitation, the possibility that certain assumptions with respect to the proposed transaction could prove to be inaccurate, risks and uncertainties relating to the transaction and financing thereof, Newco’s significant levels of indebtedness as a result of the proposed transaction, Newco’s inability to complete the anticipated financing as contemplated by applicable commitment letters prior to the contractually required time for closing of the proposed transaction or otherwise secure favourable terms for such financing, approval of applicable governmental authorities, required Patheon shareholder approval and necessary court approvals, the satisfaction or waiver of certain other conditions contemplated by the Arrangement Agreement, disruptions resulting from the proposed transaction making it more difficult to maintain business relationships, and changes in applicable laws or regulations, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. As a result of these risks and uncertainties, the proposed transaction could be modified, restructured or may not be completed, and the results or events predicted in these forward-looking statements may differ materially from actual results or events. These forward-looking statements are not guarantees of future performance, given that they involve risks and uncertainties. Patheon is not affirming or adopting any statements made by any other person in respect of the proposed transaction and expressly disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except in accordance with applicable securities laws or to comment on expectations of, or statements made by any other person in respect of the proposed transaction.

Investors should not assume that any lack of update to a previously issued forward-looking statement constitutes a reaffirmation of that statement. Reliance on forward-looking statements is at an investor’s own risk.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

PATHEON INC.

November 19, 2013	By:	/s/ Stuart Grant
	Name:	Stuart Grant
	Title:	Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Arrangement Agreement, dated November 18, 2013, by and between Patheon and Koninklijke DSM N.V.

10.1	Voting and Support Agreement, dated November 18, 2013, by and among Patheon Inc., JLL/Delta Patheon Holdings, L.P. and JLL Patheon Holdings, LLC.

10.2	Form of Voting and Support Agreement by and among Patheon Inc., JLL/Delta Patheon Holdings, L.P. and the shareholders party thereto.

10.3	Equity Commitment Letter, dated November 18, 2013, by and among JLL Partners Fund VI, L.P., JLL Partners Fund V, L.P., JLL Associates V (Patheon), L.P., JLL Patheon Co-Investment Fund, L.P., JLL/Delta Patheon Holdings, L.P. and Patheon Inc.

10.4	Guarantee Letter, dated November 18, 2013, by and between Patheon Inc. and JLL Partners Fund VI, L.P.

10.5	Guarantee Letter, dated November 18, 2013, by and between Patheon Inc. and Koninklijke DSM N.V.

99.1	Press Release, dated November 19, 2013.